UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2017

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bill Kirkendall, the Executive Vice President of The Finish Line, Inc. (the “Company”) and President of Running Specialty Group, departed from the Company effective as of February 24, 2017. In connection with this departure, the Company and Mr. Kirkendall entered into a General Release and Covenant Not to Sue (the “Release”) on March 1, 2017, which replaces and supersedes in part Mr. Kirkendall’s Employment Agreement with the Company dated April 25, 2014. Mr. Kirkendall served in his position with the Company from April 25, 2014 until February 24, 2017, and previously served as a director of the Company from July 2001 to April 2014.

Under the terms of the Release, Mr. Kirkendall will receive the following: (i) a cash severance payment of $713,000 to be paid in a lump sum no later than April 25, 2017; (ii) for a period of one year after his departure date, the Company will pay a portion of the cost of Mr. Kirkendall’s COBRA health insurance continuation coverage (with certain exceptions); and (iii) 100% of any bonuses to which he may be entitled under the Company’s fiscal year 2017 Executive Officer Bonus Program and fiscal year 2015 Long Term Incentive Bonus Program, as determined by the Compensation Committee under the terms of those plans, at the same time any such bonus payments are made to the Company’s other executive officers. The Release also provides that Mr. Kirkendall’s vested equity awards will continue to be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements. In addition, certain of Mr. Kirkendall’s outstanding unvested stock options and shares of unvested restricted stock vested on February 24, 2017. The payments and benefits described above are conditioned on Mr. Kirkendall’s compliance with the terms of the Release and his execution of the Release, without revocation, within the period provided to him to consider the Release.

The Release contains a customary general release and waiver of claims by Mr. Kirkendall in favor of the Company. Mr. Kirkendall has seven days in which to revoke his acceptance of the Release. If he does not revoke his acceptance, the Release will become effective after the seven day revocation period.

The foregoing description of the Release is not complete and is qualified in its entirety by reference to the text of the Release, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 3, 2017	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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